Exhibir 10.1

                      SERVICES AGREEMENT - ERRAND/CONCIERGE

THE PARTIES TO THIS AGREEMENT ARE:

"Marika Inc ." 2360 Corporate circle, suite 400, Henderson NV 89074

The Client " Superakcijas " A.Kalnina1a-8, Riga Latvia

Marika Inc. hereby agrees to provide general errand services to the Client in accordance with this agreement.

MARIKA INC. shall provide all such lawful services as are requested by the Client.

     1. Marika Inc. is an independent contractor and not an employee of the Client and all obligations of Marika Inc. performed hereunder shall be fulfilled as an independent contractor.

     2. MARIKA INC. shall contract with others as needed to provide the services requested. MARIKA INC. shall use its best efforts to obtain qualified providers of such services, but no guarantee is given as to the quality of service provided by others.

     3. Client understands and agrees that MARIKA INC. shall not be liable in any manner for any loss, damages or claims that arise from the furnishing of services to Client by any subcontractor, including any consequential damages that may arise from the furnishing of such services.

     4. Cancellation of services must be made 24 hours in advance or a $20 fee could be assessed. A fee of $ 50 will be assessed for returned checks.

     5. If MARIKA INC. is unable to complete an errand by an act of God or unforeseen event the liability to perform the errand will be excused, and rescheduled.

     6. MARIKA INC. will take every precaution to keep the client information confidential.

     7.   Service requests that are dangerous or illegal will not be considered.

     8. As full compensation for Marika Inc. performance under the agreement, the Client shall pay to Marika Inc. a commission in the amount of 10% from the performed prices.


     9. Marika Inc. or the Company may terminate the Agreement by providing no less than 30 days resignation notice in writing. The agreement is valid for a period of 12 months from effective date. The Company has an option to extend the terms for an additional 12 months on the same terms and condition. This agreement may be modified only in writing and signed by both parties.

     10. This agreement constitutes the whole agreement between the parties and any alteration must be in writing and signed by both parties. This Agreement (the "Agreement") is entered into effect this July 10, 2013.


CLIENT                                      ERRAND/CONCIERGE SERVICE


By: /s/ Andris Rokans                       By: /s/ Aleksandrs Sviks
---------------------------------              ---------------------------------
Name: Andris Rokans                         Name: Aleksandrs Sviks